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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.



       Date of report (Date of earliest event reported): January 31, 2000



                           Commission File No. 0-24833




                                FUTURELINK CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                  95-4763404
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  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)


    100, 6 Morgan, Irvine, California                                 92618
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 (Address of principal executive offices)                          (ZIP Code)


                                 (949) 837-8252
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.           OTHER EVENTS

On February 11, 2000, funds managed by JDS Capital Management, Inc. exercised warrants to purchase 722,902 shares of Common Stock, and on February 29, 2000, funds managed by Pequot Capital Management, Inc. exercised warrants to purchase 1,678,139 shares of Common Stock. The Registrant had issued these warrants on October 15, 1999 as part of a private placement. Each of the warrants had an exercise price of $8.40 per share (reflecting anti-dilution adjustments since the date of issuance), and the Registrant paid to each holder a fee of $0.90 per share to induce the early exercise of the warrants. The Registrant received net proceeds (after payment of the exercise fee) exceeding $18 million from the exercise of these warrants to purchase 2,401,041 shares of Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      EXHIBITS:

         99.1     News Release of the Registrant dated March 1, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     FUTURELINK CORP.


  By:  [signed: K. B. Scott]                          Date:  March 8, 2000
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         Kyle B. A. Scott, Corporate Secretary



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                                  EXHIBIT INDEX



Exhibit No.               Description
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
  99.1        News Release of the Registrant dated March 1, 2000.





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